EXHIBIT 10.1

                                                    SALES DISTRIBUTION AGREEMENT

This marketing and retail sales distribution agreement (the "Agreement") is made by and between Aldent LLC ("Aldent") and/or assigns (the  "Assigns") to market and  distribute  the products  listed in Attachment A hereto  (the  "Products"),   and  Alphala Corp. ("Alphala"), collectively the "Parties", on this 14 day of January, 2013.

Whereas, Alphala is a supplier of Teeth Whitening Strips, of which a non-exclusive list is provided in Attachment A, and Aldent, and its Assigns are in the business of marketing and distributing items, the Parties agree as follows:

1.              A.    Alphala agrees to supply the Products and fill Aldent's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of thirty (30) days or less following receipt of prepayment.

                 B.    Aldent or Assigns shall prepay for Products under this Agreement by wire transfer or credit card prior to product shipment.

                C.    The currency of this Agreement is American dollars (USD).

2. Product cost in this agreement will be determined according to Attachment A. Alphala is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated. Aldent will pay shipping, unless other arrangements have been made.

3. Term.  This agreement will run in perpetuity, unless terminated by either of the Parties.

4. Termination. Termination of this Agreement may be commenced upon thirty (30) days written Notice.  Termination  will be effective sixty days  (60) days  following  the date that  Notice  of  termination  is received  by the  non-terminating  Party.  Aldent or Assigns will be permitted to sell, market, and distributes all Products (that have been ordered from Alphala, or are in the possession of Aldent or Assigns at termination).

5. Nature of the Relationship. This Agreement is non-exclusive. However, Alphala agrees not to sell, market or distribute the Products directly to the General Public, absent effective termination of this Agreement. This restriction shall  not  prohibit Alphala  from distributing  the  Products to any third Party who may then attempt to sell, market, or distribute the Products to the General  Public.

6. There are no set minimum quota requirements for sales under this Agreement. Alphala is obliged to assist in the completion of each sales order regardless of the quantity. Orders will be taken on a case by cases basis by Alphala.

7. Alphala warrants that Alphala's Products are not subject to any claim, demand, or legal action by any third party.

8. All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the other party. Address where notice is to be sent: Aldent or Assigns: Kurzemes prospekts 144, Riga, Latvia LV-1069; Alphala: Darzinu 22 linija, 18 Majas, Riga, LV 1063. Each party may, by notice to the other as provided herein, designate a different address.

9. Disputes.  All disputes arising out of or under this Agreement, which cannot be settled by agreement of the parties shall be submitted to Arbitration Court at the Chamber of Commerce in Riga, Republic of Latvia. The prevailing party in any dispute shall be reimbursed all of its reasonable costs, including reasonable attorney's fees by the other party.

10. This Agreement and the rights and obligations of the parties herein, shall be construed in accordance with the laws of Republic of Latvia. The Parties hereby consent to the jurisdiction and venue of the courts of Republic of Latvia.

11. This Agreement may be signed by facsimile if required in as many counterparts as may be required.

Signatures:

Alphala Corp.                                                             Aldent Inc.

/S/ Irina Petrzhikovskaya                                             /S/ Zhivago Igor

Irina Petrzhikovskaya                                                  Zhivago Igor

ATTACHMENT A

ITEM	PRICE
Crest 3D white (whitening power 2)	$43
Crest 3D white (whitening power 3)	$55
Crest 3D white (whitening power 4)	$67
Crest 3D white (whitening power 5)	$79

Agreed to and accepted as of the 14 day of January, 2013 by:

Signatures:

Alphala Corp.                                                            Aldent Inc.

/S/ Irina Petrzhikovskaya                                             /S/ Zhivago Igor

Irina Petrzhikovskaya                                                  Zhivago Igor